Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 29, 2007, accompanying the SWS Group 401(k) Profit Sharing Plan financial statements and supplemental schedule included in Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement of SWS Group 401(k) Profit Sharing Plan on Form S-8 (File No. 000-19483).

Grant Thornton LLP

Dallas, Texas

June 29, 2007